UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2005 (November 28, 2005)

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	(919) 379-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 30, 2005, Alliance One International, Inc. (“Alliance One”) entered into a Second Amendment to the Credit Agreement, dated as of May 13, 2005 (the “Credit Agreement”), by and among Alliance One, Intabex Netherlands B.V., Alliance One International, AG (collectively, the “Borrowers”), the several banks and other financial institutions from time to time party hereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent for the Lenders (the “Agent”).  The Second Amendment, which received approval from 100% of the Lenders, relaxes certain financial covenants, changes certain negative covenants and increases certain interest rate margins in the Credit Agreement, as further described below.  The full text of the Second Amendment is attached hereto as Exhibit 10.1, and this summary description is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.  As a summary of the most material provisions, this Form 8-K necessarily omits several changes effected by the Second Amendment, and the full text of the Second Amendment should be reviewed in order to understand all such changes.

The Second Amendment relaxes certain financial covenants contained in the Credit Agreement, including but not limited to:

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a reduction of the minimum consolidated interest coverage ratio that must be maintained;

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an increase in the maximum consolidated leverage ratio that must be maintained; and

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the establishment of a fixed maximum consolidated total senior debt to borrowing base ratio that must be maintained.

The Second Amendment also changes certain negative covenants in the Credit Agreement, including but not limited to:

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a reduction in the maximum permitted amount of uncommitted inventory;

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a decrease in the maximum capital expenditures to $40 million per year; and

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a prohibition of certain restricted payments, including dividends to holders of Alliance One common stock, from the date of the Second Amendment until the first fiscal quarter during which the borrowers have fully complied with the original financial covenants set forth in the Credit Agreement (the “Pricing Period”).

The Second Amendment also provides that no borrowings may be drawn under the revolving credit facility or swingline facility if Alliance One has more than $110 million of unrestricted cash and cash equivalents in the aggregate on its consolidated balance sheet at the time of such draw.  Further, if unrestricted cash and cash equivalents exceed $110 million for any ten consecutive days, unrestricted cash and cash equivalents in excess of $110 million must be used to repay borrowings under the swingline or revolving credit facility.

The Second Amendment provides that during the Pricing Period, the interest rate margin applicable to the revolving credit facility and term loan A borrowings shall be 3.25% over LIBOR or 2.25% over the Agent’s base rate.  In addition, the Second Amendment permanently increases the interest rate on the term loan B to 3.50% over LIBOR or 2.50% over the Agent’s base rate.

Except as expressly set forth in the Second Amendment, the Credit Agreement, as previously amended, remains in full force and effect.

ITEM 8.01 OTHER EVENTS

On November 28, 2005, Alliance One issued the press release attached as Exhibit 99.1 in connection with the execution of the second amendment to the Credit Agreement.

This filing contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Alliance One’s expectations and projections.  Risks and uncertainties with respect to Alliance One’s results of operations include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for leaf tobacco products, and the impact of regulation and litigation on Alliance One’s customers.  A further list and description of these risks, uncertainties and other factors can be found in Alliance One's (previously DIMON Incorporated) Annual Report for the fiscal year period ended March 31, 2005, and other filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits

10.1

SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 30, 2005, by and among ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., DIMON INTERNATIONAL AG, the several banks and other financial institutions from time to time party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders.

99.1

Press Release dated November 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: December 1, 2005	BY:	/s/ James A. Cooley
James A. Cooley
Executive Vice President and Chief Financial Officer

EXHIBITS

10.1

SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 30, 2005, by and among ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., DIMON INTERNATIONAL AG, the several banks and other financial institutions from time to time party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders.

99.1

Press Release dated November 28, 2005.